UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 21, 2011, Wells Investment Securities, Inc. (“WIS”), the dealer manager for the initial public offering of common stock of Wells Core Office Income REIT, Inc. (the “Company”), entered into a Letter of Acceptance, Waiver and Consent (“AWC”) with the Financial Industry Regulatory Authority, Inc. ("FINRA"), relating to previously disclosed alleged rule violations in connection with the public offerings of Wells Timberland REIT, Inc., another REIT sponsored by the Company's sponsor and for which WIS also serves as dealer manager (“Wells Timberland”). The AWC sets forth FINRA's findings that WIS had (1) reviewed, approved, and distributed as a wholesaler various sales materials related to Wells Timberland's public offerings that failed to comply with the content standards of FINRA's advertising rules, (2) failed to implement its supervisory system in an effective manner in order to ensure compliance with FINRA's advertising rules, and (3) failed to establish and maintain a supervisory system that was reasonably designed to safeguard confidential customer information.

Without admitting or denying the findings against it, WIS consented in the AWC to these findings by FINRA, a censure, and the imposition of a fine in the amount of $300,000. No other disciplinary action was taken against WIS; no remedial measures were required; and no individuals were charged. The AWC is unrelated to the Company and its initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: November 23, 2011	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President